EXHIBIT 23.3

                          INDEPENDENT AUDITOR'S CONSENT


The Board of Directors
Gasco Energy, Inc.

We consent to the use of our report dated September 20, 2001, included herein, and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus included in this registration statement.



/s/ Wheeler Wasoff, P.C.
Wheeler Wasoff, P.C.
Denver, Colorado
November 17, 2003